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                                                                      Exhibit 5

                [LETTERHEAD OF GREENEBAUM DOLL & MCDONALD PLLC]



                               September 3, 1999



Papa John's International, Inc.
2002 Papa John's Boulevard
Louisville, Kentucky 40299

Ladies and Gentlemen:

     We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 100,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Papa John's International, Inc., a Delaware corporation (the "Company"), to be issued pursuant to the Papa John's International, Inc. 1993 Non-Employee Directors Stock Option Plan (the "Plan").

     We have examined and are familiar with the Amended and Restated Certificate of Incorporation and By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

     Based on the foregoing, it is our opinion that the Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /s/ Greenebaum Doll & McDonald PLLC

                                 Greenebaum Doll & McDonald PLLC